Exhibit 99.1

CA Technologies Reports Fourth Quarter and Full Fiscal Year 2014 Results

  Fourth Quarter and FY2014 Revenue of $1.108 Billion and $4.515 Billion, Compared With $1.143 Billion and $4.610 Billion Last Year, Respectively
  Fourth Quarter and FY2014 GAAP EPS of $0.23 and $1.99, Compared With $0.52 and $2.03 Last Year, Respectively
  Fourth Quarter and FY2014 Non-GAAP EPS of $0.61 and $3.07, Compared With $0.67 and $2.48 Last Year, Respectively
  Fourth Quarter and FY2014 Cash Flow From Continuing Operations of $483 Million and $997 Million, Compared With $565 Million and $1.390 Billion Last Year, Respectively
  Announces Authorization to Repurchase up to $1 Billion in CA Technologies Common Stock

NEW YORK--(BUSINESS WIRE)--May 15, 2014--CA Technologies (NASDAQ:CA) today reported financial results for its fourth quarter and full fiscal year 2014, ended March 31, 2014.

FINANCIAL OVERVIEW

Note: All financial results have been adjusted to reflect the classification of the Company's ERwin Data Modeling Business as a discontinued operation as announced in Form 8-K filed on March 13, 2014.

(dollars in millions, except share data)	Fourth Quarter FY14 vs. FY13				Full Year FY14 vs. FY13
	FY14	FY13	% Change	% Change CC**	FY14	FY13	% Change	% Change CC**
Revenue	$1,108	$1,143	(3)%	(2)%	$4,515	$4,610	(2)%	(1)%
GAAP Income from Continuing Operations	$104	$238	(56)%	(53)%	$899	$939	(4)%	(2)%
Non-GAAP Income from Continuing Operations*	$274	$305	(10)%	(6)%	$1,387	$1,148	21%	22%
GAAP Diluted EPS from Continuing Operations	$0.23	$0.52	(56)%	(52)%	$1.99	$2.03	(2)%	0%
Non-GAAP Diluted EPS from Continuing Operations*	$0.61	$0.67	(9)%	(4)%	$3.07	$2.48	24%	25%
Cash Flow from Continuing Operations	$483	$565	(15)%	(16)%	$997	$1,390	(28)%	(26)%

* Non-GAAP income and earnings per share are non-GAAP financial measures, as noted in the discussion of non-GAAP results below. A reconciliation of non-GAAP financial measures to their comparable GAAP financial measures is included in the tables following this news release.

**CC: Constant Currency

Mike Gregoire, CA Technologies Chief Executive Officer, made the following comments:

“We concluded a year of significant transformation and strategic progress on our journey to build CA for growth and market leadership. We have successfully executed our rebalancing program, consolidated development resources in key hubs, shifted innovation investment to new growth markets, and renewed our focus on building and delivering excellent, differentiated solutions to our customers.

"Against this backdrop of activity, our continued focus on financial and operational execution resulted in a margin increase to 37 percent* and the attainment of all financial guidance measures for fiscal year 2014.

"As we look toward fiscal year 2015, we will remain laser-focused on driving execution, innovation and speed across the organization. Revenue is still not where we would like it to be, and we will not be satisfied until we are driving meaningful growth for our company and our shareholders. All 12,700 people across the Company are focused on the work ahead to position CA to win.”

*Reference is to non-GAAP operating margin

REVENUE AND BOOKINGS

Fourth Quarter

(dollars in millions)	Fourth Quarter FY14 vs. FY13
	FY14	% of Total	FY13	% of Total	% Change	% Change CC**
North America Revenue	$699	63%	$716	63%	(2)%	(2)%
International Revenue	$409	37%	$427	37%	(4)%	(2)%
Total Revenue	$1,108		$1,143		(3)%	(2)%

North America Bookings	$768	62%	$975	67%	(21)%	(22)%
International Bookings	$473	38%	$477	33%	(1)%	0%
Total Bookings	$1,241		$1,452		(15)%	(15)%

Current Revenue Backlog	$3,542		$3,545		0%	0%
Total Revenue Backlog	$7,704		$7,747		(1)%	(1)%

**CC: Constant Currency

•	The decrease in revenue was primarily attributable to a decrease in Enterprise Solutions new product sales in both the current and prior fiscal years.

•	The Company executed a total of 16 license agreements with incremental contract values in excess of $10 million each, for an aggregate contract value of $456 million. During the fourth quarter of fiscal 2013, the Company executed a total of 20 license agreements with incremental contract values in excess of $10 million each, for an aggregate contract value of $744 million, which included one contract of more than $200 million with a U.S. government agency.

•	The weighted average duration of subscription and maintenance bookings for the quarter was 3.15 years, compared with 3.78 years for the same period in fiscal 2013.

Full Year

(dollars in millions)	Full Year FY14 vs. FY13
	FY14	% of Total	FY13	% of Total	% Change	% Change CC**
North America Revenue	$2,852	63%	$2,893	63%	(1)%	(1)%
International Revenue	$1,663	37%	$1,717	37%	(3)%	(1)%
Total Revenue	$4,515		$4,610		(2)%	(1)%

North America Bookings	$2,679	59%	$2,465	60%	9%	9%
International Bookings	$1,842	41%	$1,617	40%	14%	16%
Total Bookings	$4,521		$4,082		11%	11%

**CC: Constant Currency

•	The decrease in revenue was primarily attributable to a decrease in fiscal 2014 and prior period Enterprise Solutions new product sales.

•	The increase in the Company's full year bookings was primarily due to a year-over-year increase in renewals within subscription and maintenance bookings. This was partially offset by a decrease in total new product and Mainframe Solutions capacity sales.

•	The Company executed a total of 54 license agreements with incremental contract values in excess of $10 million each, for an aggregate contract value of $1.973 billion. During fiscal 2013, the Company executed a total of 52 license agreements with incremental contract values in excess of $10 million each, for an aggregate contract value of $1.514 billion.

•	The weighted average duration of subscription and maintenance bookings for fiscal 2014 was 3.35 years, compared with 3.27 years for fiscal 2013.

EXPENSES AND MARGIN

Fourth Quarter

(dollars in millions)	Fourth Quarter FY14 vs. FY13
	FY14	FY13	% Change	% Change CC**
GAAP
Operating Expenses Before Interest and Income Taxes	$918	$875	5%	4%
Operating Income Before Interest and Income Taxes	$190	$268	(29)%	(24)%
Operating Margin	17%	23%
Effective Tax Rate	40.6%	7.4%

Non-GAAP*
Operating Expenses Before Interest and Income Taxes	$781	$766	2%	2%
Operating Income Before Interest and Income Taxes	$327	$377	(13)%	(10)%
Operating Margin	30%	33%
Effective Tax Rate	12.2%	16.7%

*A reconciliation of non-GAAP financial measures to their comparable GAAP financial measures is included in the tables following this news release. Year-over-year non-GAAP results exclude purchased software and other intangibles amortization, share-based compensation, capitalization (an add-back) and amortization of internal software costs, Board approved rebalancing initiatives, and certain other gains and losses. The results also include gains and losses on hedges that mature within the quarter, but exclude gains and losses on hedges that do not mature within the quarter.

**CC: Constant Currency

•	GAAP operating income was negatively affected by $38 million, or $0.08 per diluted share, as a result of a decrease in the amount of capitalized software development costs. In addition, GAAP operating income was negatively affected by $37 million, or $0.07 per diluted share, as a result of costs associated with the Company's fiscal 2014 rebalancing plan (the Fiscal 2014 Plan).

•	This negative effect was partially offset by an impairment of $55 million, or $0.11 per diluted share, related to purchased software products recognized in the fourth quarter of fiscal 2013.

•	The decline in non-GAAP operating income was driven by an increase in external consulting and promotional expenses, and was partially offset by lower personnel costs.

•	GAAP EPS was negatively affected by $0.13 due to a higher effective tax rate. Non-GAAP EPS was positively affected by $0.03 due to a lower effective tax rate.

Full Year

(dollars in millions)	Full Year FY14 vs. FY13
	FY14	FY13	% Change	% Change CC**
GAAP
Operating Expenses Before Interest and Income Taxes	$3,422	$3,273	5%	5%
Operating Income Before Interest and Income Taxes	$1,093	$1,337	(18)%	(17)%
Operating Margin	24%	29%
Effective Tax Rate	13.5%	27.4%

Non-GAAP*
Operating Expenses Before Interest and Income Taxes	$2,858	$2,985	(4)%	(4)%
Operating Income Before Interest and Income Taxes	$1,657	$1,625	2%	3%
Operating Margin	37%	35%
Effective Tax Rate	13.5%	27.4%

*A reconciliation of non-GAAP financial measures to their comparable GAAP financial measures is included in the tables following this news release. Year-over-year non-GAAP results exclude purchased software and other intangibles amortization, share-based compensation, capitalization (an add-back) and amortization of internal software costs, Board approved rebalancing initiatives and certain other gains and losses.

**CC: Constant Currency

•	GAAP operating income was negatively affected by $171 million, or $0.27 per diluted share, as a result of expenses associated with the Fiscal 2014 Plan. In addition, GAAP operating income was negatively affected by $128 million, or $0.20 per diluted share, as a result of a decrease in the amount of capitalized software development costs.

•	Fiscal 2013 GAAP earnings included an impairment of $55 million, or $0.09 per diluted share, related to purchased software products recognized in the fourth quarter of fiscal 2013.

•	GAAP and non-GAAP operating expenses were positively affected by lower personnel costs, primarily within selling and marketing.

•	GAAP and non-GAAP EPS were positively affected by $0.31 and $0.48, respectively, due to a lower effective tax rate. The Company recognized a net benefit of approximately $168 million in fiscal 2014, primarily from the resolution of uncertain tax positions relating to U.S. and non-U.S. jurisdictions.

SEGMENT INFORMATION

Starting in the first quarter of fiscal 2014, the measure of segment expenses and segment profit was revised to treat all costs of internal software development as segment expense in the period the costs are incurred. As a result, the Company will add back capitalized internal software costs and exclude amortization of internally developed software costs previously capitalized from segment expenses. Segment expenses also exclude the effects of the Fiscal 2014 Plan. Prior period segment expenses and profit information have been revised to present segment profit and expenses on a consistent basis.

Fourth Quarter

(dollars in millions)	Fourth Quarter FY14 vs. FY13
	Revenue		% Change	% Change CC**	Operating Margin
	FY14	FY13			FY14	FY13
Mainframe Solutions	$613	$620	(1)%	0%	55%	57%
Enterprise Solutions	$405	$424	(4)%	(4)%	(2)%	3%
Services	$90	$99	(9)%	(7)%	1%	10%

**CC: Constant Currency

•	The decrease in Enterprise Solutions revenue and operating margin was primarily due to lower new product sales in both the current and prior fiscal year.

•	The decrease in Services revenue was primarily due to a decrease in engagements relating to customer education and government agencies.

Full Year

(dollars in millions)	Full Year FY14 vs. FY13
	Revenue		% Change	% Change CC**	Operating Margin
	FY14	FY13			FY14	FY13
Mainframe Solutions	$2,478	$2,489	0%	0%	60%	59%
Enterprise Solutions	$1,658	$1,739	(5)%	(4)%	9%	8%
Services	$379	$382	(1)%	0%	6%	6%

**CC: Constant Currency

•	Enterprise Solutions revenue decreased compared with the year-ago period primarily due to a decrease in new product sales in both the current and prior fiscal year.

CASH FLOW FROM OPERATIONS

•	Cash flow from continuing operations in the fourth quarter was $483 million, compared with $565 million in the prior year. The decrease year-over-year was due to a decrease in cash collections from single installment payments of $90 million, payments related to the Fiscal 2014 Plan and a reduction in capitalized software development costs.

•	For the full year, cash flow from continuing operations was $997 million, compared with $1.390 billion in the prior year. The decrease year-over-year was due to a decrease in cash collections and a number of expected factors including higher cash taxes, payments related to the Fiscal 2014 Plan and a reduction in capitalized software development costs. The decrease in cash collections was primarily due to a decrease in cash collections from single installment payments of $170 million.

CAPITAL STRUCTURE

•	Cash, cash equivalents and investments at March 31, 2014 were $3.252 billion.

•	With $1.766 billion in total debt outstanding and $139 million in notional pooling, the Company’s net cash, cash equivalents and investments position was $1.347 billion.

•	In the fourth quarter of fiscal 2014, the Company repurchased more than 5 million shares of stock for $167 million. For fiscal 2014, the Company repurchased 16 million shares of stock for $505 million.

•	At March 31, 2014, the Company has completed the purchases of its common stock under its stock repurchase program that was authorized in January 2012.

•	During the fourth quarter of fiscal 2014, the Company distributed $112 million in dividends to shareholders. For fiscal 2014, the Company distributed $453 million in dividends to shareholders.

•	The Company’s outstanding share count at March 31, 2014 was 439 million.

NEW AUTHORIZED SHARE REPURCHASE PROGRAM

On May 14, 2014, the Company's Board of Directors approved a stock repurchase program that authorized the Company to acquire up to $1 billion of CA common stock. The Company expects to complete the program in approximately three years. The Company expects to fund the program with available cash on hand and repurchase shares on the open market, through solicited or unsolicited privately negotiated transactions or otherwise, from time to time, based on market conditions and other factors.

OUTLOOK FOR FISCAL 2015

The following outlook for fiscal 2015 contains "forward-looking statements" (as defined below).

The Company expects the following:

•	Total revenue to decrease in a range of minus 2 percent to minus 1 percent in constant currency. At March 31, 2014 exchange rates, this translates to reported revenue of $4.43 billion to $4.49 billion.

•	GAAP diluted earnings per share from continuing operations to decrease in a range of minus 12 percent to minus 8 percent in constant currency. At March 31, 2014 exchange rates, this translates to reported GAAP diluted earnings per share of $1.79 to $1.86.

•	Non-GAAP diluted earnings per share from continuing operations to decrease in a range of minus 21 percent to minus 19 percent in constant currency. At March 31, 2014 exchange rates, this translates to reported non-GAAP diluted earnings per share of $2.45 to $2.52.

•	Cash flow from continuing operations to increase in a range of 5 percent to 12 percent in constant currency. At March 31, 2014 exchange rates, this translates to reported cash flow from continuing operations of $1.06 billion to $1.13 billion.

This outlook assumes no material acquisitions and a partial currency hedge of operating income. The Company expects a full-year GAAP operating margin of 28 percent and non-GAAP operating margin of 37 percent. The Company also expects to return to a normalized full-year GAAP and non-GAAP effective tax rate of about 30 percent, which results in a negative impact to GAAP and non-GAAP diluted earnings per share from continuing operations of approximately $0.42 and $0.58, respectively.

The Company anticipates approximately 436 million shares outstanding at fiscal 2015 year-end and weighted average diluted shares outstanding of approximately 442 million for the fiscal year.

Webcast

This news release and the accompanying tables should be read in conjunction with additional content that is available on the Company's website, including a supplemental financial package, as well as a live webcast that the Company will host at 8:30 a.m. ET today to discuss its unaudited fourth quarter and full fiscal year results. The webcast will be archived on the website. Individuals can access the webcast, as well as the press release and supplemental financial information at http://ca.com/invest or can listen to the call at 1-877-561-2748. The international participant number is 1-720-545-0044.

About CA Technologies

CA Technologies (NASDAQ: CA) provides IT management solutions that help customers manage and secure complex IT environments to support agile business services. Organizations leverage CA Technologies software and SaaS solutions to accelerate innovation, transform infrastructure and secure data and identities, from the data center to the cloud. Learn more about CA Technologies at www.ca.com.

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Non-GAAP Financial Measures

This news release, the accompanying tables and the additional content that is available on the Company's website, including a supplemental financial package, include certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP metrics for operating expenses, operating income, operating margin, income from continuing operations and diluted earnings per share exclude the following items: non-cash amortization of purchased software and other intangibles, share-based compensation, fiscal 2007 restructuring costs, recoveries and certain costs associated with derivative litigation matters and certain other gains and losses, which include the gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter. The Company will expense costs for internally developed software where development efforts commenced in the first quarter of fiscal 2014 and afterwards. As a result, product development and enhancement expenses are expected to increase in future periods as the amount capitalized for internally developed software costs decreases. Due to this change, the Company will also add back capitalized internal software costs and exclude the amortization of internal software costs from these non-GAAP metrics. Also beginning in the first quarter of fiscal 2014, the Company will exclude charges relating to rebalancing initiatives that are large enough to require approval from the Company's Board of Directors. The effective tax rate on GAAP and non-GAAP income from operations is the Company's provision for income taxes expressed as a percentage of pre-tax GAAP and non-GAAP income from continuing operations, respectively. These tax rates are determined based on an estimated effective full year tax rate, with the effective tax rate for GAAP generally including the impact of discrete items in the period in which such items arise and the effective tax rate for non-GAAP generally allocating the impact of discrete items pro rata to the fiscal year's remaining reporting periods. Adjusted cash flow from operations excludes payments associated with the fiscal 2014 Board-approved rebalancing initiative as described above, capitalized software development costs as described above, and restructuring and other payments. Free cash flow excludes purchases of property and equipment and capitalized software development costs. The Company presents constant currency information to provide a framework for assessing how the Company's underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the exchange rate in effect on the last day of the Company's prior fiscal year (i.e., March 31, 2014, March 31, 2013, March 31, 2012 and March 31, 2011, respectively). Constant currency excludes the impacts from the Company's hedging program. The constant currency calculation for annualized subscription and maintenance bookings is calculated by dividing the subscription and maintenance bookings in constant currency by the weighted average subscription and maintenance duration in years. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and cash flows, to competitors' operating results and cash flows, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures, which are attached to this news release.

Cautionary Statement Regarding Forward-Looking Statements

The declaration and payment of future dividends is subject to the determination of the Company's Board of Directors, in its sole discretion, after considering various factors, including the Company's financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. The Company's practice regarding payment of dividends may be modified at any time and from time to time.

Repurchases under the Company's stock repurchase program are expected to be made with cash on hand and may be made from time to time, subject to market conditions and other factors, in the open market, through solicited or unsolicited privately negotiated transactions or otherwise. The program does not obligate the Company to acquire any particular amount of common stock, and it may be modified or suspended at any time at the Company's discretion.

Certain statements in this communication (such as statements containing the words "believes," "plans," "anticipates," "expects," "estimates," "targets" and similar expressions relating to the future) constitute "forward-looking statements" that are based upon the beliefs of, and assumptions made by, the Company's management, as well as information currently available to management. These forward-looking statements reflect the Company's current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to achieve success in the Company's strategy by, among other things, effectively managing the Company's sales force to enable the Company to maintain and enhance its strong relationships in its traditional customer base and to increase penetration and accelerate growth in customer segments and geographic regions where the Company currently may not have a strong presence or the Company has underserved, enabling the sales force to sell new products, improving the Company's brand, technology and innovation awareness in the marketplace and ensuring the Company's set of cloud computing, application development and IT operations (DevOps), Software-as-a-Service, mobile device management and other new offerings address the needs of a rapidly changing market, while not adversely affecting the demand for the Company's traditional products or its profitability; global economic factors or political events beyond the Company's control; general economic conditions and credit constraints, or unfavorable economic conditions in a particular region, industry or business sector; the failure to innovate and/or adapt to technological changes and introduce new software products and services in a timely manner; competition in product and service offerings and pricing; the failure to expand partner programs; the ability to retain and attract adequate qualified personnel; the ability of the Company's products to remain compatible with ever-changing operating environments, platforms or third party products; the ability to successfully integrate acquired companies and products into the Company's existing business; the ability to adequately manage, evolve and protect the Company's information systems, infrastructure and processes; risks associated with sales to government customers; breaches of the Company's data center, network and software products, and the IT environments of the Company's vendors and customers; discovery of errors or omissions in the Company's software products or documentation and potential product liability claims; the failure to protect the Company's intellectual property rights and source code; events or circumstances that would require the Company to record an impairment charge relating to the Company's goodwill or capitalized software and other intangible assets balances; access to software licensed from third parties; risks associated with the use of software from open source code sources; third-party claims of intellectual property infringement or royalty payments; fluctuations in the number, terms and duration of the Company's license agreements as well as the timing of orders from customers and channel partners; the failure to renew large license transactions on a satisfactory basis; potential tax liabilities; changes in market conditions or the Company's credit ratings; fluctuations in foreign currencies; the failure to effectively execute the Company's workforce reductions, workforce rebalancing and facilities consolidations; successful and secure outsourcing of various functions to third parties; and other factors described more fully in the Company's filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should the Company's assumptions prove incorrect, actual results may vary materially from those described herein as believed, planned, anticipated, expected, estimated, targeted or similarly expressed in a forward-looking manner. The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Copyright © 2014 CA, Inc. All Rights Reserved. All other trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Table 1
CA Technologies
Consolidated Statements of Operations
(unaudited)
(in millions, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
Revenue:	2014	2013	2014	2013
Subscription and maintenance	$925	$946	$3,747	$3,833
Professional services	90	99	379	382
Software fees and other	93	98	389	395
Total revenue	$1,108	$1,143	$4,515	$4,610
Expenses:
Costs of licensing and maintenance	$82	$74	$303	$282
Cost of professional services	89	88	353	354
Amortization of capitalized software costs (1)	69	121	282	317
Selling and marketing	318	323	1,150	1,273
General and administrative	118	101	395	405
Product development and enhancements	159	121	587	489
Depreciation and amortization of other intangible assets	31	38	144	158
Other (gains) expenses, net (2)	52	9	208	(5)
Total expenses before interest and income taxes	$918	$875	$3,422	$3,273
Income from continuing operations before interest and income taxes	$190	$268	$1,093	$1,337
Interest expense, net	15	11	54	44
Income from continuing operations before income taxes	$175	$257	$1,039	$1,293
Income tax expense	71	19	140	354
Income from continuing operations	$104	$238	$899	$939
Income from discontinued operations, net of income taxes	3	4	15	16
Net income	$107	$242	$914	$955

Basic income per common share:
Income from continuing operations	$0.23	$0.52	$2.00	$2.03
Income from discontinued operations	0.01	0.01	0.03	0.04
Net income	$0.24	$0.53	$2.03	$2.07
Basic weighted average shares used in computation	442	449	446	456

Diluted income per common share:
Income from continuing operations	$0.23	$0.52	$1.99	$2.03
Income from discontinued operations	0.01	0.01	0.03	0.04
Net income	$0.24	$0.53	$2.02	$2.07
Diluted weighted average shares used in computation	444	450	448	457
(1)	Amortization of capitalized software costs includes an impairment of $55 million relating to purchased software products, for the three and twelve month periods ending March 31, 2013.

(2)	Other (gains) expenses, net includes approximately $37 million and $171 million of charges relating to the FY2014 Board approved re-balancing initiative (the Fiscal 2014 Plan), for the three and twelve month periods ending March 31, 2014, respectively.

Prior year results have been adjusted to reflect the discontinued operations associated with the sale of the CA ERwin Data Modeling business.

Table 2
CA Technologies
Condensed Consolidated Balance Sheets
(in millions)

	March 31,	March 31,
	2014	2013
	(unaudited)
Cash and cash equivalents	$3,252	$2,593
Short-term investments	-	183
Trade accounts receivable, net	800	856
Deferred income taxes	315	346
Other current assets	192	148
Total current assets	$4,559	$4,126

Property and equipment, net	$295	$311
Goodwill	5,922	5,864
Capitalized software and other intangible assets, net	1,063	1,242
Deferred income taxes	59	77
Other noncurrent assets, net	118	195
Total assets	$12,016	$11,815

Current portion of long-term debt	$514	$16
Deferred revenue (billed or collected)	2,459	2,465
Deferred income taxes	9	12
Other current liabilities	940	1,048
Total current liabilities	$3,922	$3,541

Long-term debt, net of current portion	$1,252	$1,274
Deferred income taxes	67	124
Deferred revenue (billed or collected)	890	969
Other noncurrent liabilities	315	457
Total liabilities	$6,446	$6,365

Common stock	$59	$59
Additional paid-in capital	3,610	3,593
Retained earnings	5,818	5,357
Accumulated other comprehensive loss	(171)	(155)
Treasury stock	(3,746)	(3,404)
Total stockholders’ equity	$5,570	$5,450
Total liabilities and stockholders’ equity	$12,016	$11,815

Table 3
CA Technologies
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in millions)
	Three Months Ended
	March 31,
	2014	2013
Operating activities from continuing operations:
Net income	$107	$242
Income from discontinued operations	(3)	(4)
Income from continuing operations	$104	$238
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	100	159
Deferred income taxes	6	(33)
Provision for bad debts	2	3
Share-based compensation expense	18	16
Asset impairments and other non-cash items	1	6
Foreign currency transaction losses (gains)	7	(3)
Changes in other operating assets and liabilities, net of effect of acquisitions:
Increase in trade accounts receivable	(91)	(70)
Increase in deferred revenue	326	292
Decrease in taxes payable, net	(84)	(130)
Increase in accounts payable, accrued expenses and other	62	43
Increase in accrued salaries, wages and commissions	29	24
Changes in other operating assets and liabilities	3	20
Net cash provided by operating activities - continuing operations	$483	$565
Investing activities from continuing operations:
Acquisitions of businesses, net of cash acquired, and purchased software	$(6)	$(58)
Purchases of property and equipment	(13)	(9)
Capitalized software development costs	(1)	(43)
Maturities of investments	7	-
Decrease in restricted cash	50	-
Other investing activities	-	(1)
Net cash provided by (used in) investing activities - continuing operations	$37	$(111)
Financing activities from continuing operations:
Dividends paid	$(112)	$(114)
Purchases of common stock, including accelerated share repurchase	(167)	(72)
Notional pooling repayments, net	(6)	-
Debt repayments	(3)	(4)
Exercise of common stock options and other	19	5
Net cash used in financing activities - continuing operations	$(269)	$(185)
Net change in cash and cash equivalents before effect of exchange rate changes on cash - continuing operations	$251	$269
Effect of exchange rate changes on cash	$24	$(34)
Cash provided by operating activities - discontinued operations	$3	$5
Increase in cash and cash equivalents	$278	$240
Cash and cash equivalents at beginning of period	$2,974	$2,353
Cash and cash equivalents at end of period	$3,252	$2,593

Prior year results have been adjusted to reflect the discontinued operations associated with the sale of the CA ERwin Data Modeling business.

Table 4
CA Technologies
Operating Segments
(unaudited)
(dollars in millions)

	Three Months Ended March 31, 2014				Fiscal Year Ended March 31, 2014
	Mainframe Solutions(1)	Enterprise Solutions (1)	Services (1)	Total	Mainframe Solutions (1)	Enterprise Solutions (1)	Services (1)	Total

Revenue (2)	$613	$405	$90	$1,108	$2,478	$1,658	$379	$4,515
Expenses (3)	278	414	89	781	987	1,514	357	2,858
Segment profit	$335	$(9)	$1	$327	$1,491	$144	$22	$1,657
Segment operating margin	55%	(2)%	1%	30%	60%	9%	6%	37%

Segment profit				$327				$1,657
Less:
Purchased software amortization				29				117
Other intangibles amortization				12				60
Software development costs capitalized				(1)				(33)
Internally developed software products amortization				40				165
Share-based compensation expense				18				82
Other (gains) expenses, net (4)				39				173
Interest expense, net				15				54
Income from continuing operations before income taxes				$175				$1,039

	Three Months Ended March 31, 2013				Fiscal Year Ended March 31, 2013
	Mainframe Solutions (1)	Enterprise Solutions (1)	Services (1)	Total	Mainframe Solutions (1)	Enterprise Solutions (1)	Services (1)	Total

Revenue (2)	$620	$424	$99	$1,143	$2,489	$1,739	$382	$4,610
Expenses (3)	264	413	89	766	1,028	1,599	358	2,985
Segment profit	$356	$11	$10	$377	$1,461	$140	$24	$1,625
Segment operating margin	57%	3%	10%	33%	59%	8%	6%	35%

Segment profit				$377				$1,625
Less:
Purchased software amortization (5)				83				163
Other intangibles amortization				13				54
Software development costs capitalized				(39)				(161)
Internally developed software products amortization				38				154
Share-based compensation expense				16				78
Other (gains) expenses, net (4)				(2)				-
Interest expense, net				11				44
Income from continuing operations before income taxes				$257				$1,293

(1)	The Company’s Mainframe Solutions and Enterprise Solutions segments comprise its software business organized by the nature of the Company’s software offerings and the platform on which the products operate. The Services segment comprises product implementation, consulting, customer education and customer training, including those directly related to the Mainframe Solutions and Enterprise Solutions software that the Company sells to its customers.

(2)	The Company regularly enters into a single arrangement with a customer that includes mainframe solutions, enterprise solutions and services. The amount of contract revenue assigned to operating segments is generally based on the manner in which the proposal is made to the customer. The software product revenue is assigned to the Mainframe Solutions and Enterprise Solutions segments based on either: (1) a list price allocation method (which allocates a discount in the total contract price to the individual products in proportion to the list price of the product); (2) allocations included within internal contract approval documents; or (3) the value for individual software products as stated in the customer contract. The price for the implementation, consulting, education and training services is separately stated in the contract and these amounts of contract revenue are assigned to the Services segment. The contract value assigned to each operating segment is then recognized in a manner consistent with the revenue recognition policies the Company applies to the customer contract for purposes of preparing the Consolidated Financial Statements.

(3)	Segment expenses include costs that are controllable by segment managers (i.e., direct costs) and, in the case of the Mainframe Solutions and Enterprise Solutions segments, an allocation of shared and indirect costs (i.e., allocated costs). Segment-specific direct costs include a portion of selling and marketing costs, licensing and maintenance costs, product development costs and general and administrative costs. Allocated segment costs primarily include indirect and non-segment specific direct selling and marketing costs and general and administrative costs that are not directly attributable to a specific segment. The basis for allocating shared and indirect costs between the Mainframe Solutions and Enterprise Solutions segments is dependent on the nature of the cost being allocated and is either in proportion to segment revenues or in proportion to the related direct cost category. Expenses for the Services segment consist of cost of professional services and other direct costs included within selling and marketing and general and administrative expenses. There are no allocated or indirect costs for the Services segment.

(4)	Other (gains) expenses, net includes charges relating to the FY2014 Board approved re-balancing initiative (the Fiscal 2014 Plan), certain foreign exchange derivative hedging gains and losses, and other miscellaneous costs.

(5)	Purchased software amortization includes an impairment of $55 million relating to purchased software products, for the three and twelve month periods ending March 31, 2013.

Prior year results have been adjusted to reflect the discontinued operations associated with the sale of the CA ERwin Data Modeling business and for internally developed software.

Table 5
CA Technologies
Constant Currency Summary
(unaudited)
(dollars in millions)

	Three Months Ended March 31,				Fiscal Year Ended March 31,
	2014	2013	% Increase (Decrease) in $ US	% Increase (Decrease) in Constant Currency (1)	2014	2013	% Increase (Decrease) in $ US	% Increase (Decrease) in Constant Currency (1)

Bookings	$1,241	$1,452	(15)%	(15)%	$4,521	$4,082	11%	11%

Revenue:
North America	$699	$716	(2)%	(2)%	$2,852	$2,893	(1)%	(1)%
International	409	427	(4)%	(2)%	1,663	1,717	(3)%	(1)%
Total revenue	$1,108	$1,143	(3)%	(2)%	$4,515	$4,610	(2)%	(1)%

Revenue:
Subscription and maintenance	$925	$946	(2)%	(1)%	$3,747	$3,833	(2)%	(2)%
Professional services	90	99	(9)%	(7)%	379	382	(1)%	0%
Software fees and other	93	98	(5)%	(3)%	389	395	(2)%	0%
Total revenue	$1,108	$1,143	(3)%	(2)%	$4,515	$4,610	(2)%	(1)%

Segment Revenue:
Mainframe solutions	$613	$620	(1)%	0%	$2,478	$2,489	0%	0%
Enterprise solutions	405	424	(4)%	(4)%	1,658	1,739	(5)%	(4)%
Services	90	99	(9)%	(7)%	379	382	(1)%	0%

Total expenses before interest and income taxes:
Total non-GAAP (2)	$781	$766	2%	2%	$2,858	$2,985	(4)%	(4)%
Total GAAP (3)	918	875	5%	4%	3,422	3,273	5%	5%

(1)	Constant currency information is presented to provide a framework for assessing how the Company's underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate in effect on March 31, 2013, which was the last day of the prior fiscal year. Constant currency excludes the impacts from the Company's hedging program.

(2)	Refer to Table 7 for a reconciliation of total expenses before interest and income taxes to total non-GAAP operating expenses.

(3)	Total GAAP expenses include an impairment of $55 million relating to purchased software products, for the three and twelve month periods ending March 31, 2013.

Prior year results have been adjusted to reflect the discontinued operations associated with the sale of the CA ERwin Data Modeling business and for internally developed software.

Certain non-material differences may arise versus actual from impact of rounding.

Table 6
CA Technologies
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(unaudited)
(dollars in millions)

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
	2014	2013	2014	2013
GAAP net income	$107	$242	$914	$955
GAAP income from discontinued operations, net of income taxes	(3)	(4)	(15)	(16)
GAAP income from continuing operations	$104	$238	$899	$939
GAAP income tax expense	71	19	140	354
Interest expense, net	15	11	54	44
GAAP income from continuing operations before interest and income taxes	$190	$268	$1,093	$1,337
GAAP operating margin (% of revenue) (1)	17%	23%	24%	29%

Non-GAAP adjustments to expenses:
Costs of licensing and maintenance (2)	$1	$1	$4	$3
Cost of professional services (2)	1	1	4	4
Amortization of capitalized software costs (3)	69	121	282	317
Selling and marketing (2)	6	7	29	31
General and administrative (2)	6	2	26	23
Product development and enhancements (4)	3	(34)	(14)	(144)
Depreciation and amortization of other intangible assets (5)	12	13	60	54
Other (gains) expenses, net (6)	39	(2)	173	-
Total Non-GAAP adjustment to operating expenses	$137	$109	$564	$288
Non-GAAP income from continuing operations before interest and income taxes	$327	$377	$1,657	$1,625
Non-GAAP operating margin (% of revenue) (7)	30%	33%	37%	35%

Interest expense, net	15	11	54	44
GAAP income tax expense	71	19	140	354
Non-GAAP adjustment to income tax expense (8)	(33)	42	76	79
Non-GAAP income tax expense	$38	$61	$216	$433
Non-GAAP income from continuing operations	$274	$305	$1,387	$1,148

(1)	GAAP operating margin is calculated by dividing GAAP income from continuing operations before interest and income taxes by total revenue (refer to Table 1 for total revenue).

(2)	Non-GAAP adjustment consists of share-based compensation.

(3)	For the three month periods ending March 31, 2014 and 2013, non-GAAP adjustment consists of $29 million and $83 million of purchased software amortization and $40 million and $38 million of internally developed software products amortization, respectively. For the twelve month periods ending March 31, 2014 and 2013, non-GAAP adjustment consists of $117 million and $163 million of purchased software amortization and $165 million and $154 million of internally developed software products amortization, respectively. Purchased software amortization includes an impairment of $55 million relating to purchased software products, for the three and twelve month periods ending March 31, 2013.

(4)	For the three month periods ending March 31, 2014 and 2013, non-GAAP adjustment consists of $4 million and $5 million of share-based compensation and ($1) million and ($39) million of software development costs capitalized, respectively. For the twelve month periods ending March 31, 2014 and 2013, non-GAAP adjustment consists of $19 million and $17 million of share-based compensation and ($33) million and ($161) million of software development costs capitalized, respectively.

(5)	Non-GAAP adjustment consists of other intangibles amortization.

(6)	Non-GAAP adjustment consists of charges relating to the FY2014 Board approved re-balancing initiative (the Fiscal 2014 Plan) and certain other gains and losses, including gains and losses since inception of hedges that mature within the quarter, but excludes gains and losses of hedges that do not mature within the quarter.

(7)	Non-GAAP operating margin is calculated by dividing non-GAAP income from continuing operations before interest and income taxes by total revenue (refer to Table 1 for total revenue).

(8)	The full year non-GAAP income tax expense is different from GAAP income tax expense because of the difference in non-GAAP income from continuing operations before income taxes. On an interim basis, this difference would also include a difference in the impact of discrete and permanent items where for GAAP purposes the effect is recorded in the period such items arise, but for non-GAAP such items are recorded pro rata to the fiscal year's remaining reporting periods.

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

Prior year results have been adjusted to reflect the discontinued operations associated with the sale of the CA ERwin Data Modeling business and for internally developed software.

Certain non-material differences may arise versus actual from impact of rounding.

Table 7
CA Technologies
Reconciliation of GAAP to Non-GAAP
Operating Expenses and Diluted Earnings per Share
(unaudited)
(in millions, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
Operating Expenses	2014	2013	2014	2013

Total expenses before interest and income taxes	$918	$875	$3,422	$3,273

Non-GAAP operating adjustments:
Purchased software amortization (1)	29	83	117	163
Other intangibles amortization	12	13	60	54
Software development costs capitalized	(1)	(39)	(33)	(161)
Internally developed software products amortization	40	38	165	154
Share-based compensation	18	16	82	78
Other (gains) expenses, net (2)	39	(2)	173	-
Total non-GAAP operating adjustment	$137	$109	$564	$288

Total non-GAAP operating expenses	$781	$766	$2,858	$2,985

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
Diluted EPS from Continuing Operations	2014	2013	2014	2013

GAAP diluted EPS from continuing operations	$0.23	$0.52	$1.99	$2.03

Non-GAAP adjustments, net of taxes:
Purchased software amortization (1)	0.04	0.17	0.22	0.25
Other intangibles amortization	0.02	0.02	0.11	0.09
Software development costs capitalized	-	(0.08)	(0.06)	(0.25)
Internally developed software products amortization	0.05	0.08	0.32	0.24
Share-based compensation	0.02	0.03	0.16	0.12
Other (gains) expenses, net (2)	0.05	-	0.33	-
Non-GAAP effective tax rate adjustments (3)	0.20	(0.07)	-	-
Total non-GAAP adjustment	$0.38	$0.15	$1.08	$0.45

Non-GAAP diluted EPS from continuing operations	$0.61	$0.67	$3.07	$2.48

(1)	Purchased software amortization includes an impairment of $55 million relating to purchased software products, for the three and twelve month periods ending March 31, 2013.

(2)	Non-GAAP adjustment consists of charges relating to the FY2014 Board approved re-balancing initiative (the Fiscal 2014 Plan) and certain other gains and losses, including gains and losses since inception of hedges that mature within the quarter, but excludes gains and losses of hedges that do not mature within the quarter.

(3)	The non-GAAP effective tax rate is equal to the full year GAAP effective tax rate, therefore no adjustment is required on an annual basis. On an interim basis, the difference in non-GAAP income tax expense and GAAP income tax expense relates to the difference in non-GAAP income from continuing operations before income taxes, and includes a difference in the impact of discrete and permanent items where for GAAP purposes the effect is recorded in the period such items arise but for non-GAAP purposes such items are recorded pro rata to the fiscal year's remaining reporting periods.

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

Prior year results have been adjusted to reflect the discontinued operations associated with the sale of the CA ERwin Data Modeling business and for internally developed software.

Certain non-material differences may arise versus actual from impact of rounding.

Table 8
CA Technologies
Effective Tax Rate Reconciliation
GAAP and Non-GAAP
(unaudited)
(dollars in millions)

	Three Months Ended		Fiscal Year Ended
	March 31, 2014		March 31, 2014
	GAAP	Non-GAAP	GAAP	Non-GAAP

Income from continuing operations before interest and income taxes (1)	$190	$327	$1,093	$1,657
Interest expense, net	15	15	54	54
Income from continuing operations before income taxes	$175	$312	$1,039	$1,603

Statutory tax rate	35%	35%	35%	35%

Tax at statutory rate	$61	$109	$364	$561
Adjustments for discrete and permanent items (2)	10	(71)	(224)	(345)
Total tax expense	$71	$38	$140	$216

Effective tax rate (3)	40.6%	12.2%	13.5%	13.5%

	Three Months Ended		Fiscal Year Ended
	March 31, 2013		March 31, 2013
	GAAP	Non-GAAP	GAAP	Non-GAAP

Income from continuing operations before interest and income taxes (1)	$268	$377	$1,337	$1,625
Interest expense, net	11	11	44	44
Income from continuing operations before income taxes	$257	$366	$1,293	$1,581

Statutory tax rate	35%	35%	35%	35%

Tax at statutory rate	$90	$128	$453	$553
Adjustments for discrete and permanent items (2)	(71)	(67)	(99)	(120)
Total tax expense	$19	$61	$354	$433

Effective tax rate (3)	7.4%	16.7%	27.4%	27.4%
(1)	Refer to Table 6 for a reconciliation of income from continuing operations before interest and income taxes on a GAAP basis to income from continuing operations before interest and income taxes on a non-GAAP basis.

(2)	The effective tax rate for GAAP generally includes the impact of discrete and permanent items in the period such items arise, whereas the effective tax rate for non-GAAP generally allocates the impact of such items pro rata to the fiscal year's remaining reporting periods.

(3)	The effective tax rate on GAAP and non-GAAP income from continuing operations is the Company's provision for income taxes expressed as a percentage of GAAP and non-GAAP income from continuing operations before income taxes, respectively. The non-GAAP effective tax rate is equal to the full year GAAP effective tax rate. On an interim basis, the effective tax rates are determined based on an estimated effective full year tax rate after the adjustments for the impacts of certain discrete items (such as changes in tax rates, reconciliations of tax returns to tax provisions and resolutions of tax contingencies).

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

Prior year results have been adjusted to reflect the discontinued operations associated with the sale of the CA ERwin Data Modeling business and for internally developed software.

Certain non-material differences may arise versus actual from impact of rounding.

Table 9
CA Technologies
Reconciliation of Projected GAAP Metrics to Projected Non-GAAP Metrics
(unaudited)

	Fiscal Year Ending
Projected Diluted EPS from Continuing Operations	March 31, 2015

Projected GAAP diluted EPS from continuing operations range	$1.79	to	$1.86

Non-GAAP adjustments, net of taxes:
Purchased software amortization	0.18		0.18
Other intangibles amortization	0.09		0.09
Internally developed software products amortization	0.23		0.23
Share-based compensation	0.14		0.14
Other (gains) expenses, net (1)	0.02		0.02
Total non-GAAP adjustment	$0.66		$0.66

Projected non-GAAP diluted EPS from continuing operations range	$2.45	to	$2.52

	Fiscal Year Ending
Projected Operating Margin	March 31, 2015

Projected GAAP operating margin		28%

Non-GAAP operating adjustments:
Purchased software amortization		3%
Other intangibles amortization		1%
Internally developed software products amortization		3%
Share-based compensation		2%
Other (gains) expenses, net (1)		0%
Total non-GAAP operating adjustment		9%

Projected non-GAAP operating margin		37%

(1)	Non-GAAP adjustment consists of charges relating to the FY2014 Board approved re-balancing initiative (the Fiscal 2014 Plan).

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

CONTACT:
CA, Inc.
Jennifer Hallahan, 212-415-6924
Public Relations
jennifer.hallahan@ca.com
or
Jonathan Doros, 212-415-6870
Investor Relations
jonathan.doros@ca.com